Exhibit 99.1


                               AMENDMENT NO. 1 TO
                         THE TOMMY HILFIGER U.S.A., INC.
                               SEVERANCE PAY PLAN

                  WHEREAS, Tommy Hilfiger U.S.A., Inc. (the "Company") maintains the Tommy Hilfiger U.S.A., Inc. Severance Pay Plan (the "Plan"); and

                  WHEREAS, pursuant to Section 3.01 of the Plan, the Company's Board of Directors (the "Board") may amend the Plan; and

                  WHEREAS, the Board, by resolutions adopted on April 3, 2006, has authorized the amendment of the Plan as set forth herein.

                  NOW THEREFORE, effective as of April 3, 2006, the Plan is hereby amended as follows:

                  Section 1.11(d) of the Plan is hereby amended in its entirety to read as follows:

                                    (d) the Company requires the Participant (i)
                  to be based at any office or location other than one in the metropolitan area in which the Employee is based immediately prior to the Change in Control or (ii) to travel on Company business to a substantially greater extent than required immediately prior to the Change in Control; provided, however, that subclause (i) of this Section 1.11(d) shall not apply with respect to Participants who relocate offices or locations as set forth on Schedule 1 to this Amendment.